QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Crystal Decisions, Inc. 1999 Stock Option Plan, as amended of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

San Jose, California
December 11, 2003

QuickLinks

  Exhibit 23.1